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                                                                     Exhibit 4.3


                                    [FORM OF]


         CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE, OPTIONAL
          AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS AND
              RESTRICTIONS THEREOF OF [o]% MANDATORILY CONVERTIBLE
                   PREFERRED STOCK, CLASS B, OF CONSECO, INC.

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                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
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                  Conseco, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the
"DGCL"), does hereby certify that, pursuant to the provisions of Section 151 of the DGCL, the Corporation's Board of Directors has adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

                  WHEREAS, the Board of Directors of the Corporation (the "Board") is authorized within the limitations and restrictions stated in the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to fix by resolution or resolutions the number of shares constituting any series of preferred stock of the Corporation (the "Preferred Stock") and to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange; and

                  WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid, to designate and fix the powers, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of a series of the Preferred Stock and the number of shares constituting such series.

                  NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized and designated such a series of the Preferred Stock and that the Board hereby fixes the designations, powers, preferences and rights, and the qualifications, limitations and restrictions thereof as herein set forth:

                  1. Designation and Amount. The shares of this series of Preferred Stock shall be designated as "[o]% Mandatorily Convertible Preferred Stock, Class B" (the "Convertible Preferred Stock"), and the number of shares constituting such series shall be [o], with a par value of $0.01 per share.

                  2. Ranking. The Convertible Preferred Stock shall rank, as to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, (a) senior to the Common Stock, (b) senior to the Class A

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                                                                               2

Preferred Stock, (c) senior to any class or series of capital stock issued by the Corporation which by its terms ranks junior to the Convertible Preferred Stock, (d) junior to any class or series of Senior Stock and (e) pari passu with any class or series of Parity Stock.

                  3. Dividends. (a) Dividends on the Convertible Preferred Stock will be payable quarterly out of legally available funds, on each Dividend Payment Date, at the annual rate of $[o] per share. The initial dividend on the Convertible Preferred Stock for the first Dividend Period, commencing on the Issue Date of the Convertible Preferred Stock (assuming an Issue Date of [o],
2004), to but excluding August 15, 2004, will be $[o] per share, and will be payable on August 15, 2004. Each subsequent quarterly dividend on the Convertible Preferred Stock will be $[o] per share. Dividends payable on a Dividend Payment Date will be payable to Record Holders for the applicable Dividend Payment Date.

                  (a) The Corporation shall pay dividends in cash on the Convertible Preferred Stock on each Dividend Payment Date unless (1) the Board determines that the Corporation does not have legally available assets for such payment or (2) such dividend payment would result in a default under the Senior Credit Agreement or in the Convertible Preferred Stock failing to qualify as "Permitted Refinancing Preferred Stock", as defined on the Issue Date, for purposes of the Senior Credit Agreement.

                  (b) The amount of dividends payable on each share of Convertible Preferred Stock for each full quarterly period will be computed by dividing the annual dividend rate by four. The amount of dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Unpaid dividends on the Convertible Preferred Stock shall cumulate from the Dividend Payment Date on which they become payable, whether or not there are assets legally available for the payment of such dividends. Accumulated but unpaid dividends on the Convertible Preferred Stock for any past Dividend Period (whether or not declared) shall cumulate dividends at the annual rate of [o]%, and shall be payable as provided in this Section 3. Any dividend payment made on the shares of Convertible Preferred Stock shall first be credited against the earliest unpaid dividend due with respect to the Convertible Preferred Stock which remains payable. The Corporation shall disclose in its quarterly and annual reports filed with the SEC the amount of any accumulated but unpaid dividends on the Convertible Preferred Stock as of the date of such reports, including the amount of any dividends cumulated thereon.

                  4. Payment Restrictions. (a) Unless all dividends on the Convertible Preferred Stock, including any dividends accumulated thereon, for all prior Dividend Periods have been paid in full in cash, the Corporation may not:

                  (i) declare or pay any dividend or make any distribution of assets on any of the Corporation's capital stock that ranks junior to the Convertible Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, including the Common Stock, other than dividends or distributions in the form of the Corporation's capital stock that

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         ranks junior to the Convertible Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation;

                  (ii) redeem, purchase or otherwise acquire any of the Corporation's capital stock, other than Class A Preferred Stock, that ranks junior to the Convertible Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, except upon conversion or exchange for the Corporation's capital stock that ranks junior to the Convertible Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation; or

                  (iii) redeem, purchase or otherwise acquire any Parity Stock, except upon conversion or exchange for the Corporation's capital stock that ranks junior to the Convertible Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

                  5. Voting Rights. Except as otherwise required by law, the Certificate of Incorporation or as set forth herein, Holders of the Convertible Preferred Stock are not entitled to any voting rights and their consent shall not be required for the taking of any corporate action.

                  (a) So long as any shares of Convertible Preferred Stock are outstanding, the Corporation will not, without the approval of the Holders of at least two-thirds of the shares of Convertible Preferred Stock then outstanding (unless the approval of a greater number of such shares is required by applicable law, in which case such greater number shall be required), given in person or by proxy either at a regular meeting or at a special meeting called for that purpose, at which the Holders of the Convertible Preferred Stock shall vote separately as a single class:

                  (i) amend, alter or repeal (including by way of merger, consolidation, combination, reclassification or otherwise) any of the provisions of the Certificate of Incorporation or by-laws of the Corporation, so as to affect adversely any power, preference, privilege, voting power or right of the Holders of the Convertible Preferred Stock; provided, however, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or increase the authorized amount of, any shares ranking junior or pari passu as to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation to the Convertible Preferred Stock shall not be deemed to affect adversely the powers, preferences, privileges or rights of the Holders of the Convertible Preferred Stock

                  (ii) issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any Senior Stock of any class or series; provided, that the Corporation may issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any

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         Parity Stock or any stock ranking junior to the Convertible Preferred
         Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up of the Corporation without the vote of the Holders of the Convertible Preferred Stock;

                  (iii) reclassify any of the Corporation's authorized stock into Senior Stock of any class, or any obligation or security convertible into or evidencing a right to purchase such stock; or

                  (iv) voluntarily liquidate, dissolve or wind up the Corporation's affairs, or sell, lease or convey (other than by mortgage) all or substantially all of the Corporation's property or business, or consolidate or merge the Corporation with or into any other Person, except any such consolidation or merger wherein none of the rights, preferences, privileges or voting powers of the Convertible Preferred Stock or the Holders thereof are adversely affected.

                  (b) Notwithstanding any other provision of this Certificate, the Corporation shall not, without the affirmative approval of each Holder of Convertible Preferred Stock thereby affected, amend, alter or repeal (including by way of merger, consolidation, combination, reclassification or otherwise), any of the provisions of the Certificate of Incorporation, which amendment, alteration or repeal (i) adversely changes the dividends payable on the Convertible Preferred Stock, (ii) adversely changes the Liquidation Preference of the Convertible Preferred Stock or (iii) adversely affects the conversion provisions of the Convertible Preferred Stock.

                  (c) If at any time dividends on any shares of Convertible Preferred Stock or any class or series of Parity Stock shall be in arrears for Dividend Periods that in the aggregate are equivalent to six calendar quarters, whether or not consecutive (a "Nonpayment Event"), the authorized number of directors constituting the Board shall be increased by two and the Holders of shares of Convertible Preferred Stock, voting together as a single class with all other series of Parity Stock upon which like voting rights have been conferred and are exercisable (together, the "Voting Preferred Shares"), will be entitled to elect two of the authorized number of the Corporation's directors (each, a "Preferred Stock Director") at the next annual meeting of the stockholders of the Corporation or at a special meeting called for such purpose as hereinafter provided, whichever is earlier, and at each subsequent meeting until all dividends accumulated on the Convertible Preferred Stock and such Parity Stock have been fully paid or set aside for payment, and shall have the exclusive right to remove any such member from office. In the event of any vacancy in the office of a Preferred Stock Director, a successor shall be elected by the holders of the Voting Preferred Shares, voting together as a single class, at any general meeting of stockholders or at a special meeting of the holders of such Voting Preferred Shares called in accordance with the procedures described below for the election of Preferred Stock Directors, or by a written resolution as provided below, such successor to hold office until the next annual meeting of the stockholders or until the office of Preferred Stock Directors terminates as hereinafter provided. If an interim vacancy shall occur in the office of a Preferred Stock Director prior to a general meeting of the stockholders or a special meeting or written resolution of the holders of such

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Voting Preferred Shares, a successor shall be elected by the Board upon nomination by the then remaining Preferred Stock Director, to serve until a successor is elected in accordance with the preceding sentence or until the office of the Preferred Stock Directors terminates as hereinafter provided. Any such election or removal shall be made by vote of a majority in liquidation preference (including any accrued and unpaid dividends, to the extent not otherwise included in the liquidation preference attributable to any such Voting Preferred Shares) of the Voting Preferred Shares, voting together as a single class, or by a resolution in writing signed by a majority in liquidation preference (including any accrued and unpaid dividends, to the extent not included in the liquidation preference attributable to any such Voting Preferred Shares) of the holders of such Voting Preferred Shares. At any meeting held for the purpose of electing Preferred Stock Directors, the presence in person or by proxy of the holders of at least a majority in liquidation preference (including any accrued and unpaid dividends, to the extent not included in the liquidation preference attributable to any such Voting Preferred Shares) of the Voting Preferred Shares shall be required to constitute a quorum of such Voting Preferred Shares. At such time as all dividends accumulated on the Convertible Preferred Stock and such Parity Stock and all dividends for the then current quarterly dividend period in respect of such stock shall have been paid or set aside for payment, the term of office of such Preferred Stock Directors will terminate immediately and the rights of the holders of the Voting Preferred Shares to vote for directors in respect of such Nonpayment Event shall terminate immediately and the number of directors on the Board will thereupon, without further action, be reduced by two.

                  Upon the occurrence of a Nonpayment Event, any holder of Voting Preferred Shares may request by written notice (addressed to the Corporate Secretary at the principal office of the Corporation) that the Board convene a special meeting of the holders of such stock for the purpose of electing the Preferred Stock Directors. If the Board or an authorized committee thereof fails to convene such meeting within 30 days of receipt of such notice, the holders of 10% of the Voting Preferred Shares (determined by liquidation value), considered as a single class, will be entitled to convene such meeting, upon written notice as provided above, and for that purpose shall have access to the stock register. The provisions of the Certificate of Incorporation and by-laws of the Corporation relating to the convening and conduct of general meetings of stockholders will apply with respect to any such special meeting.

                  (d) In exercising the voting rights set forth in Section 5(b), each share of Convertible Preferred Stock shall have one vote per share.

                  6. Liquidation, Dissolution or Winding Up. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Holders of the Convertible Preferred Stock at the time outstanding will be entitled to receive, out of the net assets of the Corporation available for distribution to stockholders (subject to the rights of the holders of any stock of the Corporation then outstanding ranking senior to or pari passu with the Convertible Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation and before any amount shall be paid or distributed with respect to holders of any stock of the Corporation then outstanding ranking junior to the Convertible Preferred Stock in respect

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of distributions upon liquidation, dissolution or winding up of the
Corporation), a liquidating distribution per share equal to the Liquidation Preference, plus an amount equal to the sum of all unpaid dividends, whether or not declared, for the then-current Dividend Period and all prior Dividend Periods, including any dividends accumulated thereon. After the payment to the Holders of the Convertible Preferred Stock of the full amounts provided in this
Section 6(a), the Holders of the Convertible Preferred Stock will have no right or claim to any of the Corporation's remaining assets.

                  (a) For the purposes of this Certificate, none of the following shall be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation:

                  (i) the sale, lease or conveyance of all or substantially all of the Corporation's property or business;

                  (ii) the merger or consolidation of the Corporation into or with any other Person; or

                  (iii) the merger or consolidation of any other Person into or with the Corporation.

                  (b) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Convertible Preferred Stock then outstanding are not paid in full as provided in Section 6(a) hereof, no distribution shall be made on account of any Parity Stock unless a pro rata distribution is made on the Convertible Preferred Stock. The Holders of the Convertible Preferred Stock then outstanding and the holders of any Parity Stock then outstanding shall share ratably in any distribution of assets upon such liquidation, dissolution or winding up. The amount allocable to the Convertible Preferred Stock and each series of Parity Stock then outstanding will be based on the proportion of their full respective liquidation preference (including any accrued and unpaid dividends, to the extent not included in the liquidation preference attributable to any such stock) to the aggregate liquidation preference of the outstanding shares of each such series.

                  (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to Holders of Convertible Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty calendar days prior to any payment date stated therein, to the Holders of Convertible Preferred Stock, at the address shown on the books of the Corporation or the Transfer Agent; provided, however, that a failure to give notice as provided above or any defect therein shall not affect the Corporation's ability to consummate a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

                  6. Mandatory Conversion on the Mandatory Conversion Date. Each share of Convertible Preferred Stock will automatically convert (unless previously

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converted at the option of the Holder in accordance with Section 8 hereof, converted at the option of the Corporation pursuant to Section 9 hereof or pursuant to an exercise of a Merger Early Conversion right pursuant to Section 10 hereof) on the Mandatory Conversion Date, into a number of newly issued shares of Common Stock equal to the Conversion Rate ("Mandatory Conversion").

                  (a) The "Conversion Rate" shall be as follows:

                  (i) if the Applicable Market Value of the Common Stock is equal to or greater than $[o] (the "Threshold Appreciation Price"), the Conversion Rate shall be equal to [o] shares of Common Stock per share of Convertible Preferred Stock (the "Minimum Conversion Rate");

                  (ii) if the Applicable Market Value of the Common Stock is less than the Threshold Appreciation Price but greater than $[o] (the "Initial Price"), the Conversion Rate shall be equal to $25 divided by the Applicable Market Value of the Common Stock; and

                  (iii) if the Applicable Market Value of the Common Stock is less than or equal to the Initial Price, the Conversion Rate shall be equal to [o] shares of Common Stock per share of Convertible Preferred Stock (the "Maximum Conversion Rate").

The Minimum Conversion Rate, the Maximum Conversion Rate, the Threshold Appreciation Price and the Initial Price are each subject to adjustment in accordance with the provisions of Section 14 hereof.

                  (b) The Holders of Convertible Preferred Stock on the Mandatory Conversion Date shall have the right to receive in cash the dividend payment due on such date (including any unpaid dividends for prior Dividend Periods and any dividends accumulated thereon), whether or not declared prior to such date, provided that at such time (i) the Corporation has legally available assets sufficient to pay such dividend in cash and (ii) paying such dividend in cash would not result in a default under the Senior Credit Agreement or in the Convertible Preferred Stock failing to qualify as "Permitted Refinancing Preferred Stock", as defined on the Issue Date, for purposes of the Senior Credit Agreement. If on the Mandatory Conversion Date the Corporation does not have adequate legally available assets to pay in cash all or any portion of the accrued and unpaid dividends payable in cash on such date as provided in this paragraph, or if such payment would result in a default under the Senior Credit Agreement or result in the Convertible Preferred Stock failing to qualify as "Permitted Refinancing Preferred Stock", as defined on the Issue Date, for purposes of the Senior Credit Agreement, then, in any such case, with respect to the portion of such dividends which the Corporation is unable to pay in cash, the Corporation shall deliver to the Holders on the Mandatory Conversion Date a number of shares of Common Stock per share of Convertible Preferred Stock equal to (i) the aggregate amount of such unpaid dividends per share of Convertible Preferred Stock divided by (ii) the greater of (A) the Applicable Market Value of the Common Stock and (B) $0.15. The Corporation hereby covenants and

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agrees to use its reasonable best efforts to cause any such shares of Common
Stock delivered in respect of unpaid dividends on the Mandatory Conversion Date to be freely transferable under the U.S. Federal securities laws by the recipients thereof upon delivery thereto, including, if necessary, causing one or more registration statements in respect of such shares of Common Stock to be filed with and declared effective by the SEC.

                  8. Early Conversion at the Option of the Holder. Shares of the Convertible Preferred Stock are convertible, in whole or in part, at the option of the Holder thereof ("Early Conversion"), at any time prior to the Mandatory Conversion Date and on or after the first day immediately following the Issue Date, into shares of Common Stock at the Minimum Conversion Rate, subject to adjustments as set forth in Section 14 hereof.

                  (a) A Holder of shares of Convertible Preferred Stock at the close of business on the Record Date for the payment of a declared dividend shall be entitled to receive such dividend on the corresponding Dividend Payment Date notwithstanding the exercise by the Holder of the Early Conversion right between such Record Date and the corresponding Dividend Payment Date. Except as set forth in the foregoing sentence, upon any Early Conversion of shares of Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on such shares of Convertible Preferred Stock, or for prior dividends or distributions on the shares of Common Stock issued upon Early Conversion thereof.

                  (b) Any written notice of Early Conversion pursuant to this
Section 8 shall be duly executed by the Holder, and specify:

                  (i) the number of shares of Convertible Preferred Stock to be converted;

                  (ii) the name(s) in which such Holder desires the shares of Common Stock issuable upon conversion to be registered and whether such shares of Common Stock are to be direct registered through DTC's Direct Registration System or issued in certificated form (subject to compliance with applicable legal requirements if any of such certificates are to be issued in a name other than the name of the Holder); and

                  (iii) if certificates are to be issued, the address to which such Holder wishes delivery to be made of such new certificates to be issued upon such conversion.

At the request of the Corporation, such Holder shall also provide any other transfer forms, tax forms or other relevant documentation required and specified by the Transfer Agent, if necessary, to effect the conversion.

                  (c) If specified by the Holder in the notice of conversion that shares of Common Stock issuable upon conversion of the Convertible Preferred Stock shall be issued to a person other than the Holder surrendering the shares of Convertible Preferred Stock being converted, the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock so issued.

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                  (d) Upon receipt by the Transfer Agent of a completed and duly executed notice of conversion as set forth in Section 8(c) and upon surrender of a certificate representing the share(s) of Convertible Preferred Stock to be converted (if held in certificated form), the Corporation shall, within three Business Days or as soon as possible thereafter, issue and shall instruct the Transfer Agent to register the number of shares of Common Stock to which such Holder shall be entitled upon conversion in the name(s) specified by such Holder in the notice of conversion. If a Holder elects to hold its shares of Common Stock issuable upon conversion of the Convertible Preferred Stock in certificated form, the Corporation shall promptly send or cause to be sent, by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the Holder thereof, at the address designated by such Holder in the written notice of conversion, a certificate or certificates representing the number of shares of Common Stock to which such Holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Convertible Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such Holder or such Holder's designee in the manner provided in the immediately preceding sentence a new certificate or certificates representing the number of shares of Convertible Preferred Stock that shall not have been converted.

                  (e) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Convertible Preferred Stock in accordance with the terms hereof shall be effective immediately prior to the close of business on the day of receipt by the Transfer Agent of the notice of conversion and other documents, if any, set forth in Section 8(c) hereof, compliance with
Section 8(d), if applicable, and the surrender by such Holder or such Holder's designee of the certificate or certificates representing the shares of Convertible Preferred Stock to be converted (if held in certificated form), duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto).

                  9. Provisional Conversion. Prior to the Mandatory Conversion Date and on or after the first day immediately following the Issue Date, the Corporation may, at its option, cause the conversion of all, but not less than all, of the shares of Convertible Preferred Stock then outstanding into shares of Common Stock at the Minimum Conversion Rate for each share of Convertible Preferred Stock ("Provisional Conversion"), subject to adjustment as set forth in Section 14 below; provided, however, that the Closing Price of the Common Stock has exceeded 150% of the Threshold Appreciation Price for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date (the "Provisional Conversion Notice Date") on which the Corporation notifies the Holders (pursuant to clause (b) below) that it is exercising its option to cause the conversion of the Convertible Preferred Stock pursuant to this Section 9. The Corporation shall be entitled to cause this conversion only if, in addition to issuing the Holders shares of Common Stock, the Corporation pays the Holders in cash (i) an amount equal to any accrued and unpaid dividends (including any dividends accumulated thereon) on the shares of Convertible Preferred Stock then outstanding, whether or not declared, and (ii) the present value of all remaining dividend payments on the shares of Convertible Preferred Stock then outstanding, through and including the Mandatory Conversion Date, in each case, out of legally available assets of

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the Corporation. The present value of the remaining dividend payments will be computed using a discount rate equal to the Treasury Yield.

                  (a) A written notice (the "Provisional Conversion Notice") shall be sent by or on behalf of the Corporation, by first class mail, postage prepaid, to the Holders of record as they appear on the stock register of the Corporation on the Provisional Conversion Notice Date (i) notifying such Holders of the election of the Corporation to convert and of the Provisional Conversion Date (as defined below), which date shall not be less than 30 days nor be more than 60 days after the Provisional Conversion Notice Date and (ii) stating the Corporate Trust Office of the Transfer Agent at which the shares of Convertible Preferred Stock called for conversion shall, upon presentation and surrender of the certificate(s) (if such shares are held in certificated form) evidencing such shares, be converted, and the Minimum Conversion Rate to be applied thereto. The Corporation shall also issue a press release containing such information and publish such information on its website on the World Wide Web, provided that failure to issue such press release or publish such information on the Corporation's website shall not act to prevent or delay conversion pursuant to this Section 9.

                  (b) The Corporation shall deliver to the Transfer Agent irrevocable written instructions authorizing the Transfer Agent, on behalf and at the expense of the Corporation, to cause the Provisional Conversion Notice to be duly mailed as soon as practicable after receipt of such irrevocable instructions from the Corporation and in accordance with the above provisions. The shares of Common Stock to be issued upon conversion of the Convertible Preferred Stock pursuant to this Section 9 and all funds necessary for the payment in cash of (1) any accrued and unpaid dividends (including any dividends accumulated thereon) on the shares of Convertible Preferred Stock then outstanding, whether or not declared, and (2) the present value of all remaining dividend payments on the shares of Convertible Preferred Stock then outstanding through and including the Mandatory Conversion Date, shall be deposited with the Transfer Agent in trust at least one Business Day prior to the Provisional Conversion Date, for the pro rata benefit of the Holders of record as they appear on the stock register of the Corporation, so as to be and continue to be available therefore. Neither failure to mail such Provisional Conversion Notice to one or more such Holders nor any defect in such Provisional Conversion Notice shall affect the sufficiency of the proceedings for conversion as to other Holders.

                  (c) If a Provisional Conversion Notice shall have been given as hereinbefore provided, then each Holder shall be entitled to all powers, preferences and rights accorded by this Certificate until and including the Provisional Conversion Date. From and after the Provisional Conversion Date, upon delivery by the Corporation of the Common Stock and payment of the funds to the Transfer Agent as described in paragraph (c) above, the Convertible Preferred Stock shall no longer be deemed to be outstanding, and all rights of such Holders shall cease and terminate, except the right of the Holders, upon surrender of certificates therefor, to receive Common Stock and any amounts to be paid hereunder.

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                                                                              11

                  (d) The deposit of monies in trust with the Transfer Agent up to the amount necessary for the Provisional Conversion shall be irrevocable except that the Corporation shall be entitled to receive from the Transfer Agent the interest or other earnings, if any, earned on any monies so deposited in trust, and the Holders of the shares converted shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Corporation and unclaimed by the Holders entitled thereto at the expiration of two years from the Provisional Conversion Date shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for such payment without interest.

                  10. Early Conversion Upon Cash Merger. In the event of a merger or consolidation of the Corporation prior to the Mandatory Conversion Date of the type described in Section 14(e) in which the Common Stock outstanding immediately prior to such merger or consolidation is exchanged for consideration consisting of at least 30% cash or cash equivalents (any such event, a "Cash Merger"), then the Holders of the Convertible Preferred Stock shall have the right to convert their shares of Convertible Preferred Stock prior to the Mandatory Conversion Date (such right of the Holders to convert their shares pursuant to this Section 10(a) being the "Merger Early Conversion") as provided herein.

                  (a) On or before the fifth Business Day after the consummation of a Cash Merger, the Corporation or, at the request and expense of the Corporation, the Transfer Agent, shall give all Holders notice of the occurrence of the Cash Merger and of the Merger Early Conversion right arising as a result thereof. The Corporation shall also deliver a copy of such notice to the Transfer Agent. Each such notice shall contain:

                  (i) the date, which shall be not less than 20 nor more than 35 calendar days after the date of such notice, on which the Merger Early Conversion will be effected (such date being the "Merger Early Conversion Date");

                  (ii) the date, which shall be on the Merger Early Conversion Date, by which the Merger Early Conversion right must be exercised;

                  (iii) the Conversion Rate in effect on the Trading Day immediately preceding such Cash Merger (calculated as if the Trading Day immediately preceding such Cash Merger were the Mandatory Conversion Date) and the kind and amount of securities, cash and other property receivable per share of Convertible Preferred Stock by the Holder upon conversion of shares of Convertible Preferred Stock pursuant to Section 10(d); and

                  (iv) the instructions a Holder must follow to exercise the Merger Early Conversion right.

                  (b) To exercise a Merger Early Conversion right, a Holder shall deliver to the Transfer Agent at its Corporate Trust Office by 5:00 p.m., New York City time on or before the date by which the Merger Early Conversion right must be exercised as specified in the notice, the certificate(s) (if such shares are held in certificated form) evidencing the shares of Convertible Preferred Stock with respect to which the Merger Early Conversion right is being exercised, duly assigned or endorsed for transfer to the Corporation, or accompanied by duly executed stock powers relating thereto, or in blank, with a written notice to the Corporation stating the Holder's intention to convert early in connection with the Cash Merger containing the information set forth in Section 8(c) and providing the Corporation with payment instructions.

                  (c) If the Holder exercises its Merger Early Conversion right pursuant to the terms hereof, on the Merger Early Conversion Date the Corporation shall deliver or cause the Transfer Agent to deliver, in accordance with the instructions provided by the Holder thereof in the written notice provided to the Corporation as set forth above, the net cash, securities and other property such exercising Holder is entitled to receive, together with payment in lieu of any fraction of a share, as provided herein, determined by assuming the Holder had converted its shares of Convertible Preferred Stock immediately before the Cash Merger at the Conversion Rate calculated in accordance with Section 7(b) hereof. In the event a Merger Early Conversion right is exercised by a Holder in accordance with the terms hereof, all references herein to Mandatory Conversion Date in respect of such Holder shall be deemed to refer to such Merger Early Conversion Date.

                  (d) In the event that a Merger Early Conversion is effected with respect to shares of Convertible Preferred Stock representing less than all the shares of Convertible Preferred Stock held by a Holder, upon such Merger Early Conversion the Corporation (or the successor to the Corporation, as the case may be) shall execute and the Transfer Agent shall, unless otherwise instructed in writing, authenticate, countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Convertible Preferred Stock as to which Merger Early Conversion was not effected.

                  11. Conversion Procedures. Dividends on any shares of Convertible Preferred Stock converted to Common Stock shall cease to accrue, and such shares of Convertible Preferred Stock shall cease to be outstanding, upon conversion on the Mandatory Conversion Date, the Provisional Conversion Date, the Merger Early Conversion Date or any Early Conversion Date (each, a "Conversion Date").

                  (a) The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the Mandatory Conversion Date, the Merger Early Conversion Date, the Provisional Conversion Date or any Early Conversion Date, as the case may be. No allowance or adjustment, except as set forth in Section 14, shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such effective date. Prior to such effective date, shares of Common Stock issuable upon conversion of any shares of Convertible Preferred Stock shall not be deemed outstanding for any purpose, and Holders of shares of Convertible Preferred Stock shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Convertible Preferred Stock.

                  (b) Shares of Convertible Preferred Stock duly converted in accordance with this Certificate, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued Preferred Stock, undesignated as to series and available for future issuance.

                  (c) In the event that a Holder of shares of Convertible Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or the address to which the certificate or certificates representing such shares should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder of such Convertible Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares to the address of such Holder shown on the records of the Corporation.

                  12. Reservation of Common Stock. The Corporation shall at all times on and after the first business day immediately following the Issue Date reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock then outstanding.

                  (a) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances.

                  (b) All shares of Common Stock delivered upon conversion of the Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances.

                  (c) The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Common Stock (and all requirements to list the Common Stock issuable upon conversion of Convertible Preferred Stock that are at the time applicable), in order to enable the Corporation lawfully to issue and deliver to each Holder of record of Convertible Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Convertible Preferred Stock then outstanding and convertible into shares of Common Stock.

                  (d) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Convertible Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

                  13. Fractional Shares. No fractional shares of Common Stock will be issued as a result of any conversion of shares of Convertible Preferred Stock.

                  (a) In lieu of any fractional share otherwise issuable in respect of any Mandatory Conversion pursuant to Section 7 hereof, any Provisional Conversion pursuant to Section 9 hereof, any Early Conversion pursuant to Section 8 hereof or any Merger Early Conversion pursuant to Section 10 hereof, the Corporation shall pay an amount in cash equal to the same fraction of:

                  (i) in the case of a Mandatory Conversion pursuant to Section 7 or Provisional Conversion pursuant to Section 9 hereof or a Merger Early Conversion pursuant to Section 10, the Current Market Price; or

                  (ii) in the case of an Early Conversion pursuant to Section 8 hereof, the Closing Price of the Common Stock determined as of the Trading Day immediately preceding the effective date of conversion.

                  14. Anti-Dilution Adjustments to the Fixed Conversion Rates. Each Fixed Conversion Rate and the number of shares of Common Stock to be delivered upon any conversion of shares of Convertible Preferred Stock pursuant to Sections 7, 8, 9 or 10 hereof, shall be subject to the following adjustments.

                  (i) Stock Dividends and Distributions. In case the Corporation shall pay or make a dividend or other distribution on the Common Stock in shares of Common Stock, each Fixed Conversion Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, shall be increased by dividing such Fixed Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of Shares of Common Stock outstanding and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares held in the treasury of the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                  (ii) Subdivisions, Splits and Combinations of the Common Stock. In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, each Fixed Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, each Fixed Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

                  (iii) Issuance of Stock Purchase Rights. In case the Corporation shall issue rights or warrants to all holders of its Common Stock (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans), entitling such holders, for a period of up to 45 days, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, each Fixed Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such Fixed Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this clause (iii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not issue any such rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

                  (iv) Debt or Asset Distribution. In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in Section 14(a)(i) or Section 14(a)(ii) hereof, any rights or warrants referred to in Section 14(a)(iii) hereof, any dividend or distribution paid exclusively in cash in connection with the liquidation, dissolution or termination of the Corporation and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a Spin-Off referred to in Section 14(a)(iv)(B) below), each Fixed Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying such Fixed Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the date fixed for such determination and the denominator of which shall be such Current Market Price of the Common Stock less the then Fair Market Value of the portion of the assets or evidences of indebtedness, shares, securities, cash or property so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this clause
         (iv)(A) is applicable, clause (iv)(B) of this Section 14(a) shall not be applicable.

                  (A) In the case of a Spin-Off, each Fixed Conversion Rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying each Fixed Conversion Rate by a fraction, the numerator of which is the Current Market Price of the Common Stock plus the Fair Market Value of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock and the denominator of which is the Current Market Price of the Common Stock. Any adjustment to the Conversion Rate under this clause (iv)(B) will occur on the 15th Trading Day from, but excluding, the "ex-date" with respect to the Spin-Off.

                  (v) Self Tender Offers and Exchange Offers. In case a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares (as defined below)) of an aggregate consideration per share of Common Stock having a Fair Market Value that exceeds the Closing Price of the Common Stock as of the Trading Day next succeeding the last time (the "Expiration Time") tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended), then, and in each such case, immediately prior to the opening of business on the second Trading Day after the date of the Expiration Time, each Fixed Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing such Fixed Conversion Rate in effect immediately prior to the close of business on the first Trading Day after the Expiration Time by a fraction (A) the numerator of which shall be equal to (x) the product of (I) the Closing Price of the Common Stock on the first Trading Day after the Expiration Time and
         (II) the number of shares of Common Stock outstanding (including any Purchased Shares) at the

         Expiration Time less (y) the amount of cash plus the Fair Market Value of the aggregate consideration payable to stockholders in the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and
         (B) the denominator of which shall be equal to the product of (x) the Closing Price of the Common Stock as of the first Trading Day after the Expiration Time and (y) the number of shares of Common Stock outstanding (including any Purchased Shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

                  (vi) Third Party Tender Offers and Exchange Offers. In case any Person other than the Corporation or any subsidiary of the Corporation makes a payment in respect of a tender offer or exchange offer with respect to which, as of the last time (the "Offer Expiration Time") that tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Board is not recommending rejection of the offer, then each Fixed Conversion Rate in effect immediately prior to the close of business on the date of the Offer Expiration Time will be adjusted by multiplying such Fixed Conversion Rate by a fraction (A) the numerator of which will be the sum of (x) the Fair Market Value of the aggregate consideration payable to all holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Accepted Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding less any such Accepted Purchased Shares and the Closing Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time and
         (B) the denominator of which will be the product of the number of shares of Common Stock outstanding, including any such Accepted Purchased Shares, and the Closing Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time. Such adjustment shall become effective as of the opening of business on the day following the Offer Expiration Time.

                  The adjustment referred to in this clause (vi) will only be made if (1) the tender offer or exchange offer is for an amount that increases the offeror's ownership of Common Stock to more than 25% of the total shares of Common Stock outstanding and (2) the cash and Fair Market Value of any other consideration included in the payment per share of Common Stock exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time.

                  However, the adjustment referred to in this clause will not be made if, as of the Offer Expiration Time, the offering documents disclose a plan or an intention to cause the Corporation to engage in a consolidation or merger or a sale of all or substantially all of its assets. In the event the offeror is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, each Fixed Conversion Rate shall be readjusted to what would have been in effect if such tender or exchange offer had not been made.

                  (vii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any Convertible Preferred Stock, Holders shall receive, in addition to the Common Stock, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Stock, in which case each Fixed Conversion Rate will be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Common Stock as described in clause (iv)(A) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

                  (b) Discretionary Adjustment. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 14, as the Board deems advisable for any reason; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.

                  (c) Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share (or, if there is not a nearest 1/10,000 of a share, to the next lower 1/10,000 of a share) of Common Stock. If an adjustment is made to the Conversion Rate pursuant to Section 14(a)(i), 14(a)(ii), 14(a)(iii), 14(a)(iv), 14(a)(v), 14(a)(vi) or
14(a)(vii), an inversely proportionate adjustment shall also be made to the Threshold Appreciation Price and the Initial Price. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be the Maximum Conversion Rate immediately after such adjustment pursuant to Section 14(a)(i), 14(a)(ii), 14(a)(iii), 14(a)(iv), 14(a)(v), 14(a)(vi) or 14(a)(vii) and the denominator of which shall be the Maximum Conversion Rate immediately before such adjustment.

                  (d) Notice of Adjustment. Whenever each Fixed Conversion Rate is to be adjusted in accordance with Section 14(a) or 14(b), the Corporation shall (i) compute each Fixed Conversion Rate in accordance with Section 14(a) or 14(b), as the case may be, and prepare and transmit to the Transfer Agent an Officer's Certificate setting forth each Fixed Conversion Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based and (ii) as soon as practicable following the occurrence of an event that requires or permits an adjustment to each Fixed Conversion Rate pursuant to Section 14(a) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Convertible Preferred Stock (A) of the occurrence of such event and (B) as soon as practicable following the determination of each revised Fixed Conversion Rate in accordance with Section 14(a) hereof, a statement setting forth in reasonable detail the method by which the adjustment to each Fixed Conversion Rate was determined and setting forth each revised Fixed Conversion Rate.

                  (e) Reorganization Events. In the event of:

                  (i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another Person);

                  (ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;

                  (iii) any reclassification of Common Stock into securities any portion of which are not Common Stock; or

                  (iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition);

         (any such event specified in this Section 14(e), a "Reorganization Event"); each share of Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, after such Reorganization Event, be convertible into the kind of securities, cash and other property receivable in such Reorganization Event (without any interest thereon and without any right to dividends or distribution thereon which have a record date that is prior to the conversion date) per share of Common Stock (the "Exchange Property") by a holder of Common Stock that (1) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent Person"), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of Constituent Persons and non-Affiliates and (2) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then, for the purpose of this
         Section 14(e) the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). The amount of Exchange Property receivable upon conversion of any Convertible Preferred Stock shall be determined based upon the Conversion Rate in effect on such Conversion Date. The applicable Conversion Rate shall be (x) the Minimum Conversion Rate, in the case of an Early Conversion Date or a Provisional Conversion Date and (y) determined based upon the definition of Conversion Rate set forth in Section 7, in the case of the Mandatory Conversion Date or a Merger Early Conversion Date.

         For purposes of this Section 14(e), "Applicable Market Value" shall be deemed to refer to the Applicable Market Value of the Exchange Property and such value shall be determined (A) with respect to any publicly traded securities that compose all or part of the Exchange Property, based on the Closing Price of such securities, (B) in the case of any cash that composes all or part of the Exchange Property, based on the amount of such cash and (C) in the case of any other property that composes all or part of the Exchange Property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose. For purposes of this Section 14(e), the term "Closing Price" shall be deemed to refer to the closing sale price, last quoted bid price or mid-point of the last bid and ask prices, as the case may be, of any publicly traded securities that comprise all or part of the Exchange Property. For purposes of this Section 14(e), references to Common Stock in the definition of "Trading Day" shall be replaced by references to any publicly traded securities that comprise all or part of the Exchange Property.

                  The above provisions of this Section 14(e) shall similarly apply to successive Reorganization Events and the provisions of Section 14 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of Common Stock in any such Reorganization Event.

                  The Corporation shall, within 20 days of the occurrence of any Reorganization Event, provide written notice of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. The Corporation shall also issue a press release containing such information and publish such information on its website on the World Wide Web. Failure to deliver such notice shall not affect the operation of this Section 14(e).

                  15. Replacement Stock Certificates. If physical certificates are issued, and any of the Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Convertible Preferred Stock certificate, or in lieu of and substitution for the Convertible Preferred Stock certificate lost, stolen or destroyed, a new Convertible Preferred Stock certificate of like tenor and representing an equivalent number of shares of Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

                  (a) The Corporation is not required to issue any certificates representing the Convertible Preferred Stock on or after the Mandatory Conversion Date or any Provisional Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date or any Provisional Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Common Stock issuable and other property payable pursuant to the terms of the Convertible Preferred Stock formerly evidenced by the certificate.

                  16. Transfer Agent and Registrar. The duly appointed Transfer Agent and Registrar for the Convertible Preferred Stock shall be Wachovia Bank, N.A. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders of the Convertible Preferred Stock.

                  17. Form. Convertible Preferred Stock shall be issued in the form of one or more permanent global shares of Convertible Preferred Stock in definitive, fully registered form with the global legend (the "Global Shares Legend") as set forth on the form of Convertible Preferred Stock certificate attached hereto as Exhibit A (each, a "Global Preferred Share"), which is hereby incorporated in and expressly made a part of this Certificate. The Global Preferred Share may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Share shall be deposited on behalf of the Holders of the Convertible Preferred Stock represented thereby with the Registrar, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. This Section 17(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Certificate with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares representing shares of the Convertible Preferred Stock unless (x) the Depositary is unwilling or unable to continue as Depositary for the Global Preferred Share and the Corporation does not appoint a qualified replacement for the Depositary within 90 days, (y) the Depositary ceases to be a "clearing agency" registered under the Exchange Act or (z) the Corporation decides to discontinue the use of book-entry transfer through the Depositary (or any successor Depositary). In any such case, the Global Preferred Share shall be exchanged in whole for definitive shares of Convertible Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference. Definitive shares of Convertible Preferred Stock shall be registered in the name or names of the Person or Person specified by the Depositary in a written instrument to the Registrar.

                  (a) An Officer shall sign the Global Preferred Share for the Corporation, in accordance with the Corporation's by-laws and applicable law, by manual or facsimile signature.

                  (i) If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Transfer Agent authenticates the Global Preferred Share, the Global Preferred Share shall be valid nevertheless.

                  (ii) A Global Preferred Share shall not be valid until an authorized signatory of the Transfer Agent manually countersigns Global Preferred Share. The signature shall be conclusive evidence that the Global Preferred Share has been authenticated under this Certificate. Each Global Preferred Share shall be dated the date of its authentication.

                  18. Miscellaneous. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: (i) if to the Corporation, to its office at 11825 N. Pennsylvania Street, Carmel, Indiana 46032 (Attention: the Secretary) or to the Transfer Agent at its Corporate Trust Office, or other agent of the Corporation designated as permitted by this Certificate, or (ii) if to any Holder of the Convertible Preferred Stock or holder of shares of Common Stock, as the case may be, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Convertible Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

                  (a) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

                  19. Definitions. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the following meanings:

                  "Accepted Purchased Shares" shall have the meaning set forth in Section 14(a)(vi) hereof.

                  "Affiliate" shall have the meaning given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

                  "Agent Members" shall have the meaning set forth in Section 17(a) hereof.

                  "Applicable Market Value" means the average of the Closing Prices of the Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Mandatory Conversion Date.

                  "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

                  "Board" shall have the meaning set forth in the Preamble hereof.

                  "Business Day" means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are authorized or required by law or executive order to close.

                  "Cash Merger" shall have the meaning set forth in Section 10(a) hereof.

                  "Certificate of Incorporation" shall have the meaning set forth in the Preamble hereof.

                  "Class A Preferred Stock" means the outstanding Class A Senior Cumulative Convertible Exchangeable Preferred Stock of the Corporation.

                  "Closing Price" means, as of any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price per share of the Common Stock on the New York Stock Exchange on that date. If the Common Stock is not listed on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on any date of determination means the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange but is quoted on the Nasdaq National Market, as reported by the Nasdaq National Market, or, if no closing price for the Common Stock is so reported, the last quoted bid price for the

Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if that bid price is not available, the market value of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

                  "Common Stock" as used in this Certificate means the Corporation's Common Stock, par value $0.01 per share, as the same exists at the date of filing of this Certificate relating to the Convertible Preferred Stock, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. However, subject to the provisions of Section 14(e), shares of Common Stock issuable on conversion of shares of Convertible Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation at the date of the filing of this instrument with the Secretary of State of the State of Delaware or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all classes resulting from all such reclassifications.

                  "Conversion Date" shall have the meaning set forth in Section 11(a) hereof.

                  "Conversion Rate" shall have the meaning set forth in Section 7(b) hereof.

                  "Convertible Preferred Stock" shall have the meaning set forth in Section 1 hereof.

                  "Corporate Trust Office" means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.

                  "Corporation" shall have the meaning set forth in the Preamble hereof.

                  "Current Market Price" per share of Common Stock on any date means the average of the daily Closing Prices for the five consecutive Trading Days preceding the earlier of the day preceding the date in question and the day before the "ex-date" with respect to the issuance or distribution requiring such computation. The term "ex-date," when used with respect to any issuance or distribution, means the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution. For the purposes of determining the adjustment to the Conversion Rate for the purposes of Section 14(a)(iv)(B) hereof the Current Market Price per share of Common Stock means the average of the Closing Prices over the first ten Trading Days commencing on and including the fifth Trading Day following the "ex-date" for such distribution.

                  "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  "Depositary" means DTC or its nominee or any successor appointed by the Corporation.

                  "DGCL" shall have the meaning set forth in the Preamble hereof.

                  "Dividend Payment Date" means the 15th calendar day of February, May, August and November of each year, or the following Business Day if the 15th is not a Business Day.

                  "Dividend Period" means the period ending on the day before a Dividend Payment Date and beginning on the preceding Dividend Payment Date or, if there is no preceding Dividend Payment Date, on the Issue Date.

                  "DTC" means The Depository Trust Company.

                  "Early Conversion" shall have the meaning set forth in Section 8(a) hereof.

                  "Early Conversion Date" means the effective date of any early conversion of Convertible Preferred Stock pursuant to Section 8 hereof.

                  "Exchange Property" shall have the meaning set forth in
Section 14(e) hereof.

                  "Expiration Time" shall have the meaning set forth in Section 14(a)(v) hereof.

                  "Fair Market Value" means (a) in the case of any Spin-Off, the average of the closing sale prices of those securities over the first 10 Trading Days commencing on and including the fifth Trading Day following the "ex-date" with respect to such Spin-Off and (b) in all other cases the fair market value as determined in good faith by the Board, whose determination shall be conclusive and described in a resolution of the Board.

                  "Fixed Conversion Rates" means the Maximum Conversion Rate and the Minimum Conversion Rate.

                  "Global Preferred Share" shall have the meaning set forth in
Section 17(a) hereof.

                  "Global Shares Legend" shall have the meaning set forth in
Section 17(a) hereof.

                  "Holder" means the person in whose name the shares of the Convertible Preferred Stock are registered, which may be treated by the Corporation and the Transfer Agent as the absolute owner of the shares of Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

                  "Initial Price" shall have the meaning set forth in Section 7(b)(ii) hereof.

                  "Issue Date" means the date of first issuance of the Convertible Preferred Stock.

                  "Liquidation Preference" means, as to the Convertible Preferred Stock, $25 per share.

                  "Mandatory Conversion Date" means May 15, 2007 or as otherwise calculated pursuant to Section 10(b)(iii), or 14(e), as applicable.

                  "Maximum Conversion Rate" shall have the meaning set forth in
Section 7(b)(iii) hereof.

                  "Merger Early Conversion" shall have the meaning set forth in
Section 10(a) hereof.

                  "Merger Early Conversion Date" shall have the meaning set forth in Section 10(b) hereof.

                  "Minimum Conversion Rate" shall have the meaning set forth in
Section 7(b)(i) hereof.

                  "Non-electing Share" shall have the meaning set forth in
Section 14(e) hereof.

                  "Nonpayment Event" shall have the meaning set forth in Section 5(d) hereof.

                  "Offer Expiration Time" shall have the meaning set forth in
Section 14(a)(vi) hereof.

                  "Officer's Certificate" means a certificate of the Corporation, signed by any duly authorized officer of the Corporation.

                  "Parity Stock" means capital stock of the Corporation that ranks pari passu with the Convertible Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

                  "Preferred Stock" shall have the meaning set forth in the Preamble hereof.

                  "Preferred Stock Director" shall have the meaning set forth in
Section 5 hereof.

                  "Provisional Conversion Date" means the date fixed for conversion of shares of Convertible Preferred Stock into shares of Common Stock pursuant to Section 9 above or, if the Corporation shall default in the cash payment of (1) an amount equal to any accrued and unpaid dividends on the shares of Convertible Preferred Stock then outstanding (including any dividends accumulated thereon), whether or not declared, and (2) the present value of all remaining dividend payments on the shares of Convertible Preferred Stock then outstanding, through and including the Mandatory Conversion Date, in connection with such conversion on such date, the date the Corporation actually makes such payment.

                  "Provisional Conversion Notice" shall have the meaning set forth in Section 9(b) hereof.

                  "Provisional Conversion Notice Date" shall have the meaning set forth in Section 9(a) hereof.

                  "Purchased Shares" shall have the meaning set forth in Section 14(a)(v) hereof.

                  "Record Date" means the 1st calendar day of the month in which the applicable Dividend Payment Date falls.

                  "Record Holder" means the Holder of record of the Convertible Preferred Stock as they appear on the stock books of the Corporation at the close of business on a Record Date.

                  "Reorganization Event" shall have the meaning set forth in
Section 14(e) hereof.

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "Senior Credit Agreement" means the Credit Agreement dated as of September 10, 2003, among the Corporation, Bank of America, N.A., as agent, and the other financial institutions party thereto, together with the documents related thereto, as in effect on the Issue Date, as the same may be amended, modified or replaced following the Issue Date.

                  "Senior Stock" means capital stock of the Corporation that by its terms ranks senior to the Convertible Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

                  "Spin-Off" means a dividend or other distribution to all holders of the Common Stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Corporation.

                  "Threshold Appreciation Price" shall have the meaning set forth in Section 7(b) hereof.

                  "Trading Day" means a day on which the Common Stock:

                  (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

                  (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

                  "Transfer Agent" means Wachovia Bank, N.A. acting as transfer agent, registrar and paying agent for the Convertible Preferred Stock, and its successors and assigns.

                  "Treasury Yield" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Provisional Conversion Date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term to the Mandatory Conversion Date; provided, however, that if the then remaining term to the Mandatory Conversion Date is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the then remaining term to the Mandatory Conversion Date is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Voting Preferred Shares" shall have the meaning set forth in
Section 5(d) hereof.

                  IN WITNESS WHEREOF, the Corporation has caused this
Certificate of Designations to be duly executed by the undersigned this   day of
        , 2004.


                                      CONSECO, INC.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A

          FORM OF [o]% MANDATORILY CONVERTIBLE PREFERRED STOCK, CLASS B


Number: ___                                                         ___  Shares

CUSIP NO.:

              [o]% Mandatorily Convertible Preferred Stock, Class B
                           (par value $0.01 per share)
                     (liquidation preference $25 per share)

                                       OF

                                  CONSECO, INC.

                                FACE OF SECURITY


                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.

                  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                  CONSECO, INC., a Delaware corporation (the "Corporation"), hereby certifies that Cede & Co. or registered assigns (the "Holder") is the registered owner of fully paid and non-assessable shares of preferred stock of the Corporation designated the [o]% Mandatorily Convertible Preferred Stock, Class B, par value $0.01 per share and liquidation preference $25 per share (the "Convertible Preferred Stock"). The shares of

Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of the Corporation dated [o], 2004, as the same may be amended from time to time in accordance with its terms (the "Certificate of Designations"). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

                  Reference is hereby made to select provisions of the Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

                  Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

                  Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, the shares of Convertible Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, Conseco, Inc. has executed this certificate as of the date set forth below.

                                      CONSECO, INC.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


Dated:
       ---------------------------

                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION


                  This is one of the certificates representing shares of Convertible Preferred Stock referred to in the within mentioned Certificate of Designations.

                                                                 ,
                                    ----------------------------
                                    as Transfer Agent


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:  Authorized Signatory


Dated:
       --------------------------

                               REVERSE OF SECURITY
                                  CONSECO, INC.


             [o] % Mandatorily Convertible Preferred Stock, Class B

                  Dividends on each share of Convertible Preferred Stock shall be payable in cash at a rate per annum set forth on the face hereof or as provided in the Certificate of Designations.

                  The shares of Convertible Preferred Stock shall be convertible into the Corporation's Common Stock in the manner and according to the terms set forth in the Certificate of Designations.

                  As required under Delaware law, the Corporation shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Corporation so far as they have been fixed and determined.

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Convertible Preferred Stock evidenced hereby to:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)

--------------------------------------------------------------------------------

and irrevocably appoints:_______________________________________________________
agent to transfer the shares of Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.


Date:
      --------------------------------

Signature:
           ---------------------------

                  (Sign exactly as your name appears on the other side of this Convertible Preferred Stock Certificate)

Signature Guarantee:                             (1)
                     ----------------------------

(1) Signature must be guaranteed by an "eligible guarantor institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                    SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY


                  The initial number of shares of Convertible Preferred Stock represented by this Global Preferred Share shall be __________. The following exchanges of a part of this Global Preferred Share have been made:

Date of Exchange        Amount of decrease       Amount of increase       Number of shares         Signature of
                        in number of shares      in number of             represented by this      authorized officer
                        represented by this      shares represented       Global Preferred         of Registrar
                        Global Preferred         by this Global           Share following
                        Share                    Preferred Share          such increase or
                                                                          decrease